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                                                                    Exhibit 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors Cubist Pharmaceuticals Inc.
(formerly TerraGen Discovery Inc.)

We consent to the incorporation by reference in the registration statements (Nos. 333-64943, 333-90137, 333-96365 and 333-32186) on Form S-3 and (Nos.
333-49522, 333-32178, 333-65385, 333-65383 and 333-25707) on Form S-8 of
Cubist Pharmaceuticals, Inc. (the "Company") of our report dated April 3, 2000, except as to the acquisition of the Company described in note A which is as of October 23, 2000 with respect to the consolidated balance sheets of Cubist Pharmaceuticals, Inc. (formerly TerraGen Discovery Inc.) as of December 31, 1999 and 1998, and the consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Company's Current Report on Form 8-K.

Chartered Accountants

/s/ KPMG LLP
Vancouver, Canada
January 19, 2001